Exhibit 99.1

Arbor Realty SR, Inc. Prices Offering of
$500 Million of 7.875% Senior Notes due 2030

Uniondale, N.Y., July 2, 2025 — Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR) today announced that its subsidiary, Arbor Realty SR, Inc. (the “Issuer”), has priced an offering of $500 million aggregate principal amount of 7.875% Senior Notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes will be the senior, unsecured obligations of the Issuer and will be fully and unconditionally guaranteed on a senior, unsecured basis by Arbor. The offering is expected to close on July 9, 2025, subject to the satisfaction of customary closing conditions.
The Issuer intends to use a portion of the net proceeds of the offering to refinance, redeem or otherwise repay Arbor’s remaining outstanding 7.50% Convertible Notes due 2025 and use any remaining proceeds from the offering for general corporate purposes.
J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering.
The offer and sale of the Notes and the related guarantee have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and the related guarantee may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans.

Exhibit 99.1
Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor and the Issuer can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s and the Issuer’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Arbor and the Issuer expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s or the Issuer’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com